    News Release (NYSE:RPT)

RPT REALTY REPORTS FIRST QUARTER 2019 RESULTS; RAISES FULL YEAR 2019 OUTLOOK

NEW YORK, New York – May 1, 2019 - RPT Realty (NYSE:RPT) (the "Company") today announced its financial and operating results for the quarter ended March 31, 2019.

FIRST QUARTER 2019 HIGHLIGHTS

•	First quarter net income attributable to common shareholders of $8.8 million or $0.11 per diluted share.

•	First quarter Nareit-defined Funds from Operations ("FFO") of $0.27 per diluted share and Operating Funds from Operations (“Operating FFO”) of $0.27 per diluted share.

•	Same property net operating income ("Same property NOI") increased 4.6% in the first quarter as compared to the same period in the prior year, driven by a 4.2% increase in base rent.

•	Rents on comparable new and renewal leases signed in the first quarter increased 16.7%.

•	As of March 31, 2019, the consolidated portfolio leased rate was 94.8%, up 50 basis points sequentially and up 120 basis points year-over-year.

•	As of March 31, 2019, spaces less than 10,000 square feet ("Small Shop") were 89.6% leased, up 80 basis points sequentially and up 290 basis points year-over-year.

•	As of March 31, 2019, the Company had $5.8 million of signed not commenced Annualized Base Rent ("ABR"), up $1.0 million sequentially, that is scheduled to commence over the next twelve months.

•	During the first quarter, the Company completed its strategic disposition program with the sale of two non-core properties for an aggregate sales price of $68.5 million.

•	As of March 31, 2019, the Company had liquidity of $435 million, including full capacity on its $350 million unsecured revolving credit facility and $85 million in cash and cash equivalents.

•	On April 29, 2019, the Company’s Board of Trustees ("Board") declared a second quarter 2019 regular cash dividend of $0.22 per common share.

“Since last summer, RPT has taken a series of steps, both large and small, to lay the foundation for consistent and sustainable growth for our shareholders,” said Brian Harper, President and Chief Executive Officer. “We have strengthened our cash flows, optimized liquidity, reengineered our operating platform and refreshed our Board of Trustees. These critical building blocks are beginning to yield success as shown by our strong quarterly results including same property NOI growth of 4.6% that was fueled by a 4.2% increase in base rent, blended re-leasing spreads of 17% and a small shop leased rate now approaching 90%. As we look towards the remainder of 2019, we have raised the midpoint of our 2019 same property NOI growth assumption by 25 basis points to 2.75% as a result of our above-plan quarterly performance and continued leasing momentum with our 2019 leasing plan currently over 85% signed and scheduled to commence rent by the end of 2019.”

FINANCIAL RESULTS

Net income attributable to common shareholders for the first quarter 2019 of $8.8 million, or $0.11 per diluted share, compared to $5.6 million, or $0.07 per diluted share for the same period in 2018.

FFO for the first quarter 2019 of $24.1 million, or $0.27 per diluted share, compared to $28.6 million, or $0.32 per diluted share for the same period in 2018. The change in FFO was primarily driven by the Company's non-core asset disposition program.

i

Operating FFO for the first quarter 2019 of $24.0 million, or $0.27 per diluted share, compared to $28.6 million or $0.32 per diluted share for the same period in 2018. Operating FFO for the first quarter 2019 excludes certain net non-recurring gains that totaled $0.2 million, primarily attributable to a mark-to-market performance award benefit related to the Company's former chief executive officer. The change in Operating FFO was primarily driven by the Company's non-core asset disposition program.

OPERATING RESULTS

Same property NOI during the first quarter 2019 increased 4.6% compared to the same period in 2018. Same property NOI growth for the quarter was primarily driven by higher base rent of 4.2%.

During the first quarter 2019, the Company signed 60 leases totaling 482,939 square feet. Blended re-leasing spreads on comparable leases were 16.7% with an ABR of $18.36 per square foot. Re-leasing spreads on comparable new and renewal leases were 41.6% and 12.2%, respectively.

The table below summarizes the Company's leased rate and occupancy results at March 31, 2019, December 31, 2018, and March 31, 2018.

	March 31, 2019	December 31, 2018	March 31, 2018
Consolidated Portfolio
Leased rate	94.8%	94.3%	93.6%
Occupancy	91.8%	91.7%	91.6%
Anchor (GLA of 10,000 square feet or more)
Leased rate	97.1%	96.6%	96.4%
Occupancy	94.7%	94.6%	94.6%
Small Shop (GLA of less than 10,000 square feet)
Leased rate	89.6%	88.8%	86.7%
Occupancy	85.0%	84.7%	84.1%

BALANCE SHEET

The Company ended the first quarter 2019 with liquidity of $434.9 million, including $85.0 million in cash and cash equivalents and $349.8 million of availability on its unsecured revolving credit facility. At March 31, 2019, the Company had approximately $963.4 million of consolidated debt and finance lease obligations, which resulted in a net debt to annualized proforma adjusted EBITDA ratio of 6.6x. Consolidated debt had a weighted average interest rate of 4.13% and a weighted average maturity, excluding scheduled amortization, of 5.5 years.

DISPOSITIONS

During the quarter, as previously-announced, the Company completed the sale of two non-core properties for an aggregate sales price of $68.5 million. With the sale of these two assets, the Company now generates over 96% of its annualized base rent from the top 40 Metropolitan Statistical Areas (MSA) and has completed its strategic disposition program almost a year ahead of plan, significantly improving the Company's internal growth profile, while reducing cash flow risk.

The weighted average ABR per square foot, the weighted average 3-mile household income and population for the properties sold were $13.98, $77,000, and 57,000, respectively.

BOARD REFRESHMENT

On April 29, 2019, Joanna Lau, an expert in the technology and retail industries, was elected to the Company's Board. Since September 2018, the Company has elected three new Trustees who diversify and complement the experience and backgrounds of the existing Board, while bringing the independent Board membership into gender balance. With the retirement of three Trustees at this year's Annual Shareholder meeting, the average tenure of the Board has decreased to 6 years from 18 years as of the second quarter 2018.

DIVIDEND

On April 29, 2019, the Company’s Board of Trustees declared a second quarter 2019 regular cash dividend of $0.22 per common share. The Board of Trustees also approved a second quarter 2019 Series D convertible preferred share dividend of $0.90625 per share. The dividends for the period April 1, 2019 through June 30, 2019 are payable on July 1, 2019 for shareholders of record on June 20, 2019.

2019 GUIDANCE

The Company's previously-provided 2019 earnings guidance has been updated as shown in the table below.

Guidance item	Prior 2019 Guidance Range			Updated 2019 Guidance Range			1Q 2019	YTD
Net income per common share (diluted)	$0.12	to	$0.16	$0.16	to	$0.19	$0.11	$0.11
Same property NOI growth	2.00%	to	3.00%	2.25%	to	3.25%	4.6%	4.6%
General and administrative expenses (in millions)[1]	$23.75	to	$25.00	$23.75	to	$25.00	$6.2	$6.2
Dispositions (in millions)	~$68.5			$68.5			$68.5	$68.5
Operating FFO per diluted share	$1.03	to	$1.07	$1.04	to	$1.07	$0.27	$0.27
[1] Excludes the impact of non-recurring executive transition and employee severance charges and gains as noted in the Reconciliation of Non-GAAP Measures Funds from Operations section of the release

CHANGES TO FINANCIAL STATEMENT PRESENTATION

On January 1, 2019, the Company adopted the accounting framework for leases in ASU No. 2016-02, Leases (“Topic 842”). Changes to the Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets made in accordance with the transition guidance included in Topic 842 are as follows:

•	All tenant related leasing income is aggregated into a single line item titled Rental income. This change is included in the 2019 and 2018 reporting periods.

•	Bad debt expense is included in Rental income as a contra revenue item and is no longer part of Non-recoverable operating expense. No retrospective application has been made to 2018.

•	Real estate taxes paid directly by tenants to the taxing authority are no longer included in Rental income and Real estate tax expense. No retrospective application has been made to 2018.

•	The Company's reported Net income, Net operating income, EBITDAre, adjusted EBITDA, FFO, and Operating FFO are unaffected by these changes.

•
Operating leases are to be recorded on our condensed consolidated balance sheets as Operating lease right-of-use assets and Operating lease liabilities. No retrospective application has been made to 2018.

Additional Rental income details are provided for comparability purposes in the Consolidated Statements of Operations Detail section of the Company's quarterly supplemental.

CONFERENCE CALL/WEBCAST:

The Company will host a live broadcast of its first quarter 2019 conference call on Thursday, May 2, 2019 at 9:00 a.m. (ET) to discuss its financial and operating results.

Date:	Thursday, May 2, 2019
Time:	9:00 a.m. ET
Dial in #:	(877) 705-6003
International Dial in #	(201) 493-6725
Webcast:	investors.rptrealty.com

A replay of the call will be available through May 9, 2019.  The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering passcode 13688156.  A replay will also be archived on the Company’s website for twelve months.

SUPPLEMENTAL MATERIALS

The Company’s quarterly financial and operating supplement is available on its corporate web site at rptrealty.com. If you wish to receive a copy via email, please send requests to invest@rptrealty.com.

RPT Realty owns and operates a national portfolio of open-air shopping destinations principally located in top U.S. markets. The Company's locally-curated consumer experiences reflect the lifestyles of its diverse neighborhoods and match the modern expectations of its retail partners. The Company is a fully integrated and self-administered REIT publicly traded on the New York Stock Exchange under the ticker symbol RPT. As of March 31, 2019, the Company's portfolio consisted of 49 shopping centers (including 1 shopping center owned through a joint venture) representing 11.9 million square feet. As of March 31, 2019, the Company’s aggregate portfolio was 94.8% leased. For additional information about the Company please visit rptrealty.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of the Company believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation to update any forward-looking statements.

Company Contact:
Vin Chao, Vice President - Finance
19 W 44th St. 10th Floor, Ste 1002
New York, New York 10036
vchao@rptrealty.com
(212) 221-1752

RPT REALTY
FFO AND OPERATING FFO ATTRIBUTABLE TO COMMON AND OP UNIT HOLDERS GUIDANCE

	Per Share Guidance Range
	Full Year 2019
	Low		High
Net income available to common shareholders	$0.16	to	$0.19
Depreciation and amortization	0.87	to	0.87
Convertible preferred dividend	0.08	to	0.08
Net income attributable to noncontrolling interests	0.01	to	0.01
Share count adjustment[1]	(0.02)	to	(0.02)
(Gain)/Loss on sale of investment properties	(0.06)	to	(0.06)
FFO and OFFO available to common shareholders and dilutive securities	$1.04	to	$1.07
1 OP Units and Convertible Preferred shares are excluded from the diluted share count for Net Income, but included for FFO and OFFO

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RPT REALTY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2019	December 31, 2018

ASSETS	(unaudited)
Income producing properties, at cost:
Land	$361,973	$373,490
Buildings and improvements	1,598,812	1,652,283
Less accumulated depreciation and amortization	(352,074)	(358,195)
Income producing properties, net	1,608,711	1,667,578
Construction in progress and land available for development	47,799	53,222
Net real estate	1,656,510	1,720,800
Equity investments in unconsolidated joint ventures	1,606	1,572
Cash and cash equivalents	85,016	41,064
Restricted cash and escrows	3,297	3,658
Accounts receivable, net	26,671	23,802
Acquired lease intangibles, net	40,802	44,432
Operating lease right-of-use assets	17,698	—
Other assets, net	90,451	93,112
TOTAL ASSETS	$1,922,051	$1,928,440

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$962,433	$963,149
Finance lease obligation	975	975
Accounts payable and accrued expenses	47,526	56,355
Distributions payable	19,772	19,728
Acquired lease intangibles, net	46,321	48,647
Operating lease liabilities	16,403	—
Other liabilities	6,830	8,043
TOTAL LIABILITIES	1,100,260	1,096,897

Commitments and Contingencies

RPT Realty ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	92,427	92,427
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,757 and 79,734 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	798	797
Additional paid-in capital	1,166,048	1,164,848
Accumulated distributions in excess of net income	(459,365)	(450,130)
Accumulated other comprehensive income	2,517	4,020
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	802,425	811,962
Noncontrolling interest	19,366	19,581
TOTAL SHAREHOLDERS' EQUITY	821,791	831,543
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,922,051	$1,928,440

RPT REALTY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended
	March 31,
	2019	2018
REVENUE
Rental income	$58,358	$61,818
Other property income	1,299	814
Management and other fee income	51	86
TOTAL REVENUE	59,708	62,718

EXPENSES
Real estate tax expense	9,822	10,157
Recoverable operating expense	6,681	6,806
Non-recoverable operating expense	2,490	1,712
Depreciation and amortization	19,219	21,112
General and administrative expense	6,066	5,176
TOTAL EXPENSES	44,278	44,963

OPERATING INCOME	15,430	17,755

OTHER INCOME AND EXPENSES
Other (expense) income, net	(108)	253
Gain on sale of real estate	5,702	—
Earnings from unconsolidated joint ventures	54	71
Interest expense	(10,349)	(10,601)
INCOME BEFORE TAX	10,729	7,478
Income tax provision	(36)	(18)
NET INCOME	10,693	7,460
Net income attributable to noncontrolling partner interest	(250)	(174)
NET INCOME ATTRIBUTABLE TO RPT	10,443	7,286
Preferred share dividends	(1,675)	(1,675)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$8,768	$5,611

EARNINGS PER COMMON SHARE
Basic	$0.11	$0.07
Diluted	$0.11	$0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,744	79,423
Diluted	79,931	79,570

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FUNDS FROM OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2019	2018
Net income	$10,693	$7,460
Net income attributable to noncontrolling partner interest	(250)	(174)
Preferred share dividends	(1,675)	(1,675)
Net income available to common shareholders	8,768	5,611
Adjustments:
Rental property depreciation and amortization expense	19,122	21,050
Pro-rata share of real estate depreciation from unconsolidated joint ventures	14	72
Gain on sale of depreciable real estate	(5,702)	—
FFO available to common shareholders	22,202	26,733

Noncontrolling interest in Operating Partnership (1)	250	174
Preferred share dividends (assuming conversion) (2)	1,675	1,675
FFO available to common shareholders and dilutive securities	$24,127	$28,582

Severance expense (3)	98	14
Executive management reorganization, net (3)(4)	(252)	419
Other gain	—	(398)
Operating FFO available to common shareholders and dilutive securities	$23,973	$28,617

Weighted average common shares	79,744	79,423
Shares issuable upon conversion of Operating Partnership Units (1)	1,909	1,916
Dilutive effect of restricted stock	187	147
Shares issuable upon conversion of preferred shares (2)	6,891	6,772
Weighted average equivalent shares outstanding, diluted	88,731	88,258

FFO available to common shareholders and dilutive securities per share, diluted	$0.27	$0.32

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.27	$0.32

Dividend per common share	$0.22	$0.22
Payout ratio - Operating FFO	81.5%	68.8%

(1)	The total noncontrolling interest reflects OP units convertible 1:1 into common shares.

(2)
Series D convertible preferred shares are paid annual dividends of $6.7 million and are currently convertible into approximately 6.9 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.24 per diluted share per quarter and $0.97 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.

(3)	Amounts noted are included in General and Administrative expense on the Consolidated Statements of Operations

(4)	1Q19 is largely comprised of a performance award benefit related to the Company's former chief executive officer and 1Q18 is largely comprised of recruiting fees.

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation of net income available to common shareholders to Same Property NOI

	Three Months Ended March 31,
	2019	2018
Net income available to common shareholders	$8,768	$5,611
Preferred share dividends	1,675	1,675
Net income attributable to noncontrolling partner interest	250	174
Income tax provision	36	18
Interest expense	10,349	10,601
Earnings from unconsolidated joint ventures	(54)	(71)
Gain on sale of real estate	(5,702)	—
Other expense (income), net	108	(253)
Management and other fee income	(51)	(86)
Depreciation and amortization	19,219	21,112
General and administrative expenses	6,066	5,176
Lease termination fees	(149)	—
Amortization of lease inducements	96	43
Amortization of acquired above and below market lease intangibles, net	(909)	(1,122)
Straight-line ground rent expense	77	76
Straight-line rental income	(810)	(878)
NOI	38,969	42,076
NOI from Other Investments	(200)	(4,999)
Same Property NOI	$38,769	$37,077

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2019		2018
Reconciliation of net income to annualized proforma adjusted EBITDA
Net income	$10,693		$7,460
Interest expense	10,349		10,601
Income tax provision	36		18
Depreciation and amortization	19,219		21,112
Gain on sale of depreciable real estate	(5,702)		—
Pro-rata adjustments from unconsolidated entities	14		72
EBITDAre	34,609		39,263

Severance expense	98		14
Executive management organization, net	(252)		419
Other gain	—		(398)
Adjusted EBITDA	34,455		39,298
Proforma adjustments (1)	(1,058)		314
Proforma adjusted EBITDA	$33,397		$39,612
Annualized proforma adjusted EBITDA	$133,588		$158,448

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$962,433		$1,023,488
Unamortized premium	(2,706)		(3,707)
Deferred financing costs, net	2,878		3,646
Consolidated notional debt	962,605		1,023,427
Pro-rata share of debt from unconsolidated joint venture	—		12,699
Finance lease obligation	975		1,022
Cash and cash equivalents	(85,016)		(10,315)
Net debt	$878,564		$1,026,833

Reconciliation of interest expense to total fixed charges
Interest expense	$10,349		$10,601
Preferred share dividends	1,675		1,675
Scheduled mortgage principal payments	654		642
Total fixed charges	$12,678		$12,918

Net debt to annualized proforma adjusted EBITDA	6.6	x	6.5	x
Interest coverage ratio (proforma adjusted EBITDA / interest expense)	3.2	x	3.7	x
Fixed charge coverage ratio (proforma adjusted EBITDA / fixed charges)	2.6	x	3.0	x

(1)
1Q19 excludes $1.1 million from dispositions and 1Q18 includes $0.3 million from our Millennium Park joint venture. The proforma adjustments treat the activity as if they occurred at the start of each quarter.

RPT Realty
Non-GAAP Financial Definitions

Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operations results. We believe these additional measures provide users of our financial information additional comparable indicators of our industry, as well as our performance.

Funds From Operations (FFO) Available to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), Funds From Operations (FFO) represents net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of depreciable property and impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We have adopted the NAREIT definition in our computation of FFO available to common shareholders.

Operating FFO Available to Common Shareholders
In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of our financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land available for development or sale, bargain purchase gains, severance expense, executive management reorganization costs, net, accelerated amortization of debt premiums and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.

While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable. We recognize the limitations of FFO and Operating FFO when compared to GAAP net income available to common shareholders. FFO and Operating FFO available to common shareholders do not represent amounts available for needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. In addition, FFO and Operating FFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the payment of dividends. FFO and Operating FFO are simply used as for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.

Net Operating Income (NOI)
Net Operating Income (NOI) is calculated using consolidated net income available to common shareholders and adjusted to exclude preferred share dividends, net income/loss attributable to noncontrolling partner interest, income tax provisions, interest expense and other associated debt costs, earnings from unconsolidated joint ventures, management and other fee income, depreciation and amortization, acquisition costs, general and administrative expenses, provisions for impairments, lease termination fees, straight-line rent/expense, amortization of above/below market rent and lease inducements. NOI consists of Same Property NOI and NOI from Other Investment Properties.

Same Property NOI and NOI from Other Investments
Same Property NOI and NOI from Other Investments are supplemental non-GAAP financial measures of real estate companies' operating performance. Same Property NOI is considered by management to be a relevant performance measure of our operations because it includes only the NOI of comparable consolidated operating properties for the reporting period. Same Property NOI for the three months ended March 31, 2019 represents NOI from the Company's same property portfolio consisting of 46 consolidated operating properties acquired or placed in service and stabilized prior to January 1, 2018. Same Property NOI excludes properties under redevelopment or where activities have started in preparation for redevelopment. A property is designated as a redevelopment when planned improvements significantly impact the property. Same Property NOI is calculated using consolidated operating income and adjusted to exclude management and other fee income, depreciation and amortization, general and administrative expense, provision for impairment and non-comparable income and expense adjustments such as straight-line rents, lease termination fees, above/below market rents, and other non-comparable operating income and expense adjustments. NOI from Other Investments for the three months ended March 31, 2019 and 2018 represents NOI primarily from (i) properties disposed of during 2018 and 2019, (ii) Webster Place and Rivertowne Square where the Company has begun activities in anticipation of future redevelopment, (iii) certain property related employee compensation and benefits expense and (iv) non-comparable operating income and expense adjustments.

Same Property NOI and NOI from Other Investments should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Our method of calculating Same Property NOI and NOI from Other Investments may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

RPT Realty
Non-GAAP Financial Definitions (continued)

EBITDAre/Adjusted EBITDA/Proforma Adjusted EBITDA
NAREIT defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense (benefit), depreciation and amortization and impairment of depreciable real estate and in substance real estate equity investments; plus or minus gains or losses from sales of operating real estate assets and interests in real estate equity investments; and adjustments to reflect our share of unconsolidated real estate joint ventures and partnerships for these items. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. The Company also presents Adjusted EBITDA which is EBITDAre net of severance expense and other non-recurring items. EBITDAre and Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. Proforma Adjusted EBITDA further adjusts for the effect of the acquisition or disposition of properties during the period.

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.

Leased Rate
Lease Rate is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property occupied by tenants at the time the lease was executed with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.

Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.